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                                                                    EXHIBIT 10.1
                             PHOENIX NETWORK, INC.

                             STOCKHOLDERS AGREEMENT


                 This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of October 20, 1995, is entered into by and among PHOENIX NETWORK, INC., a Delaware corporation (the "Company"), and each of the undersigned Holders.
Each of the capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Series F Preferred Stock and Warrant Purchase Agreement of even date herewith, by and among the Company and each of the Purchasers named therein (the "Purchase Agreement").

         SECTION 1.  BOARD OF DIRECTORS.

         (a)     Composition.  Immediately after the Closing (as defined in
Section 1(e) hereof) and so long as at least 200,000 Registrable Securities remain outstanding, the Holders (as hereinafter defined) and the Company shall take all action within their respective power, including but not limited to the voting of capital stock of the Company, required to cause the Board of Directors of the Company to include two Series F Directors (as hereinafter defined). In the event there are less than 150,000 but at least 75,000 Registrable Securities outstanding, the Holders and the Company shall take all action within their respective power, including but not limited to the voting of capital stock of the Company, required to cause the Board of Directors of the Company to include at all times one Series F Director. Each initial Series F Director designated pursuant hereto agrees to proffer his resignation in the event such initial Series F Director shall own beneficially (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) less than 750,000 Registrable Securities. "Holder" means each owner of Registrable Securities or securities convertible or exercisable for Registrable Securities who is now or hereafter becomes a party to this Agreement.

         (b) By execution hereof, each Holder hereby agrees that the initial Series F Directors shall be Max E. Thornhill and David Singleton.

         (c) Inability of Directors to Serve. In the event that any Series F Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company (such a director, a "Withdrawing Director"), the Withdrawing Director's replacement on such Board of Directors (and, if applicable, any executive or similar committee thereof) shall be designated (i) by the vote of both of the Series F Directors then in office, if such designation takes place prior to the effective date of the resignation of the Series F Director or (ii) if only one Series F Director remains in office, then by such remaining Series F Director, in each case in accordance with Section 223 of the General Corporation Law of the State of Delaware.

         (d) Failure to Designate a Director. In the event that a vacancy exists in the office of Series F Director and such directorship is not filled within 30 days pursuant to

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Section 1(c), due notice thereof shall be delivered by the Company to the
Holders and such vacancy shall be filled by action of a majority in interest of the Holders in accordance with the charter and by-laws of the Company.

         (e) Voting of Capital Stock. Each of the Holders agrees that, to the extent it holds any voting stock of the Company (or any stock that is entitled to vote upon any particular matter, whether or not such stock is generally entitled to voting rights), it will at all times vote such stock in such a manner as to ensure that the terms and intention of this Agreement, the certificate of incorporation, and the bylaws of the Company are carried out and observed and to ensure that the certificate of incorporation and bylaws as in effect on the date hereof do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each of the Holders agrees that it or he will not vote any voting capital stock of the Company to cause the removal from the Board of Directors of the Company of any directors serving pursuant to Section 1 hereof (a "Series F Director") except with the written consent of such director, except to the extent such removal is for cause. The Company agrees that it will not take any action, including any amendment to its certificate of incorporation or bylaws, which would be inconsistent with this Agreement.

         (f) Proxy. Effective upon the Closing, each Holder hereby grants to Max E. Thornhill, with full power of substitution, a proxy (the "Proxy") to vote, with respect to the election of the Series F Directors, any capital stock of the Company which such grantor is entitled to vote and to give written consents in lieu of voting such capital stock with respect to such election. The Proxy shall be irrevocable and shall survive the death, disability, or incapacity of the grantor. After the Closing, Mr. Thornhill shall have the right to vote or exercise (or refrain from voting or exercising) the Proxy at any time and from time to time as he may elect in his sole discretion. "Closing" means the closing of the sale of the Series F Preferred Stock to the Purchasers pursuant to the Purchase Agreement.

         (g) Other Activities. It is understood and accepted that the initial Series F Directors and all of their respective Affiliates (as hereinafter defined) have interests in other business ventures which may be competitive with the activities of the Company and that, to the fullest extent permitted by law, nothing in this Agreement shall limit the current or future business activities of any of them or any of their respective Affiliates whether or not such activities are competitive with those of the Company or any of its subsidiaries. Except as expressly provided herein, nothing in this Agreement shall limit the ability of any Holder to exercise its rights under this Agreement or as a stockholder of the Company in accordance with its own best judgment and applicable law. Nothing in this Agreement, express or implied, shall relieve any officer or director, as such, of the Company of any fiduciary duties they may have to the stockholders of the Company. "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, or other entity.

         (g)     Indemnification of Series F Directors.       The Company and
each Holder agrees, severally and not jointly, to indemnify, reimburse, and hold harmless to the fullest

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extent permitted by law, each Series F Director against any and all losses, claims, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding commenced or threatened, or any claim whatsoever) arising from such Series F Director's serving in such capacity. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

         SECTION 2.  OTHER TRANSFER RESTRICTIONS.

         (a) Restrictions. Other than (i) transfers to the public pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or (ii) sales to the public pursuant to Rule 144, no Holder shall transfer any Registrable Securities or securities convertible or exercisable for Registrable Securities, unless such Holder shall cause the proposed transferee of such securities to agree, pursuant to a written agreement reasonably satisfactory to the Company, to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

         (b) Legends. Each certificate evidencing Registrable Securities or securities convertible or exercisable for Registrable Securities subject to this Agreement and each certificate issued to any subsequent transferee of such securities, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS REGARDING THE VOTING OF SUCH SECURITIES AND CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER ___, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         (c)     Termination of Certain Restrictions.

         The legend required by Section 2(b) shall terminate as to any securities (A) upon the termination of this Agreement or (B) upon the valid transfer of such shares to a transferee who is not required to agree to take and hold such shares subject to the provisions of Section 2(a) of this Agreement. Whenever the legend requirements of Section 2(b) shall terminate as to any securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate evidencing such securities not bearing the restrictive legend set forth in Section 2(b) hereof.


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         (d)     Nonconforming Transfers Void.     Any purported transfer which
is not effected in compliance with the foregoing provisions of this Section 2 shall be void and of no force or effect whatsoever.

         SECTION 3.  TERMINATION.

         The provisions of this Agreement shall terminate (i) as to any Holder when such Holder is no longer the beneficial owner of any Registrable Securities, (ii) as to all Holders when such Holders no longer have the right to designate one or more Series F Directors or (iii) as to any Holder upon such time as such Holder can sell their Registrable Securities under Rule 144 or such Registrable Securities may be sold under a registration statement that has been declared effective by the Securities and Exchange Commission.

         SECTION 4.  MISCELLANEOUS.

         (a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or otherwise available to such Persons.

         (b) Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time by the written agreement of the Company and Holders of at least two-thirds in interest of the Registrable Securities.

         (c) Assignment. No Person may assign any of its rights or obligations under this Agreement (except in connection with sales and transfers of the securities which are subject to this Agreement or to a successor by merger or similar succession to the business or assets of such Person).

         (d) Notices. All notices, requests, consents, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party (i) when received by such party if delivered by hand, (ii) upon confirmation when delivered by telecopy, (iii) within one day after being sent by recognized overnight delivery service, or (iv) within five business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

                 (i)      If to the Company:

                          Phoenix Network, Inc.
                          550 California Street, 11th Floor
                          San Francisco, CA  94104
                          Telecopy No.:  (415) 399-3301

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                          with a copy to:
                          David R. Lee, Esq.
                          Cooley Godward
                          3000 Sand Hill Road
                          Building 3, Suite 230
                          Menlo Park, CA  94025-7116
                          Telecopy No.: (415) 854-2691

                 (ii)     If to the Max E. Thornhill:

                          Max E. Thornhill
                          504 South Jackson Street
                          Brookhaven, Mississippi 39601
                          Telecopy No.: (601) 833-9776

                          with a copy to:

                          Mary R. Korby, Esq.
                          Weil, Gotshal & Manges 100
                          Crescent Court, Suite 1300
                          Dallas, Texas 75201
                          Telecopy No.:  (214) 746-7777

                 (iii)    If to David Singleton:

                          David Singleton
                          412 1/2 South Jackson St.
                          Brookhaven, Mississippi 39601


             (iv) If to any Holder other than the initial Series F Directors, at his or its address set forth on such Holder's signature pages hereto or, if not so set forth, as reflected in the Company's records.

         Any party by written notice to the other parties pursuant to this Section may change the address or the Persons to whom notices or copies thereof shall be directed.

         (e) Construction. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Delaware.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

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         (g)     Severability.  Whenever possible, each provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.


                                        PHOENIX NETWORK, INC.


                                        By:
                                             ----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------


                                        HOLDERS:


                                        ---------------------------------------
                                        MAX E. THORNHILL


                                        ---------------------------------------
                                        DAVID SINGLETON


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